Exhibit 99.1

Ondas Enters into Definitive Agreement to Strengthens Multi-Domain Autonomy Leadership with Strategic Acquisition of Robotics Innovator Apeiro Motion

Apeiro will expand Ondas’ capabilities into ground robotics and add fiber optic components for radio-independent UAV and UGV communications

Through mature platforms, strategic customer relationships, and an expected $12 million in 2025 revenues, Apeiro will accelerate operating scale and commercial reach

Acquisition demonstrates Ondas’ commitment to leveraging its global operating platform to deliver a portfolio of advanced, AI-enabled capabilities to critical defense and security customers

Transaction is expected to close in the third quarter of 2025

BOSTON, MA / August 18, 2025 / Ondas Holdings Inc. (NASDAQ: ONDS) (“Ondas” or the “Company”), a leading provider of private industrial wireless networks and commercial drone and automated data solutions, today announced a definitive agreement to acquire Apeiro Motion (“Apeiro”), an Israeli developer of advanced ground robotics, fiber optic communications systems and mission-critical automation technologies which will be operated under the Company’s Ondas Autonomous Systems (“OAS”) business unit. The transaction is subject to customary closing conditions and is expected to close in the third quarter of 2025.

“Apeiro will bring to Ondas a rare combination of world-class engineering talent, field-proven platform development capabilities, and trusted relationships with premier defense customers,” said Eric Brock, Chairman and CEO of Ondas. “Their team has shown an exceptional ability to deliver mature, mission-ready autonomous systems that are both innovative and operationally valuable. We believe this acquisition will align perfectly with our strategy to lead the autonomous defense and security sector by bringing operating scale, commercial reach, and platform integration to the next generation of dual-use robotic technologies.”

Apeiro develops advanced ground robotics and automation systems for mission-critical defense, homeland security, and industrial applications. Its product lineup includes rugged quadrupedal robots, unmanned ground vehicles (UGVs), robotic arms, and a proprietary fiber-optic spool designed for secure, radio-independent communications for first person view (FPV) drones, Unmanned Aerial Vehicles (UAVs) and missiles. Engineered for reliability in contested and harsh environments, Apeiro’s modular, autonomous platforms support intelligence, surveillance, and reconnaissance (ISR), logistics, perimeter defense, and inspection missions. With field deployments underway alongside leading Israeli defense agencies.

“Joining forces with Ondas will unlock our ability to scale globally and integrate into a broader autonomy ecosystem,” said Rotem Lesher, CEO of Apeiro. “We’re excited to bring our mission-ready technologies to a wider set of defense and security partners.”

The acquisition of Apeiro will expand Ondas Autonomous Systems’ multi-domain autonomy capabilities and extend OAS’s portfolio, enabling new mission capabilities and integrated operations across domains. The transaction will also accelerate Ondas’ access to key global defense markets, including the U.S. Department of Defense, NATO, and European Union, through mature platforms and strategic customer relationships. Apeiro’s strengths in autonomy software, AI, vision systems, and low size, weight, and power (SWaP) hardware complement OAS’s core competencies, supporting the delivery of scalable, high-performance solutions. Together, the combined platform will advance Ondas’ dual-use strategy and enhance time-to-market, operational efficiency, and global reach. The total addressable market (TAM) for Unmanned Ground Vehicles (UGV) targeted by Apeiro’s portfolio is more than $3.0 billion according to market research firms such as Global Market Insights.

Apeiro’s proprietary fiber optic spools represent a critical enabler for radio-independent communications in FPV drones, UAVs, UGVs and missile systems. Designed to meet the demanding requirements of modern battlefield environments, these combat-proven spools are engineered for high-reliability, low-signature performance in contested and denied environments. Smaller and lighter than competing solutions, Apeiro’s spools enable optimized mission execution by extending the range and survivability of tethered and guided systems. Each unit is fully customizable in fiber type, diameter, dimensions, and length, and is manufactured with Western-allied supply chains to meet strict defense and homeland security standards. Apeiro’s micro-spools address the rapidly growing market in military markets for supporting the navigation of FPV drones, UAVs and missiles.

Under the terms of the agreement, Ondas will acquire 100% of Apeiro for a transaction value of $12 million. The consideration will be structured as a mix of cash and/or equity at Ondas’ discretion. Apeiro is expected to generate over $12 million in revenue during calendar 2025.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous drone and private wireless solutions through its business units Ondas Autonomous Systems (OAS) and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

OAS offers a portfolio of best-in-class AI-driven defense and security drone platforms that are currently deployed globally to protect and secure sensitive locations, populations, and critical infrastructure. Operating via its wholly owned subsidiaries, American Robotics and Airobotics, OAS offers the Optimus System—the first U.S. FAA-certified sUAS for automated aerial security and data capture—and the Iron Drone Raider—an autonomous counter-UAS system designed to neutralize hostile drones.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

About Apeiro Motion

Apeiro Motion is an Israeli defense robotics company specializing in autonomous ground systems and mission-critical automation technologies. Founded in 2022 as a spinout from Polygon Tech, Apeiro’s team of experienced engineers designs and develops rugged, AI-enabled platforms for use in GPS-denied, RF-contested, and harsh operating environments. Its portfolio includes quadrupedal robotic platforms, advanced robotic arms, and proprietary fiber-optic communication systems, all tailored to support defense, homeland security, and industrial missions. Backed by the Israel Innovation Authority and trusted by top-tier defense customers including IMOD, IDF special units, Rafael, and Elbit Systems, Apeiro is at the forefront of next-generation ground autonomy.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the expected timing to close the transaction. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

Preston.grimes@ondas.com

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